Exhibit 99.1

ENERGEN CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated financial statements reflect the historical financial statements of Energen Corporation (“Energen” or the “Company”) adjusted on a pro forma basis to give effect to the sale of the common stock of Alabama Gas Corporation (“Alabama Gas”), a wholly-owned subsidiary of Energen, to The Laclede Group, Inc. (“Laclede”). Additionally, the unaudited pro forma condensed consolidated financial statements reflect the use of the sale proceeds and the drawdown and usage of approximately $244 million in additional short-term borrowings under the September 2014 Credit Facility Agreement. These transactions are described further below and are collectively referred to as the “Transactions”:

➢

Sale of Alabama Gas to Laclede. On September 2, 2014, Energen sold Alabama Gas to Laclede for $1.6 billion, subject to certain post-closing adjustments, less the assumption of approximately $267 million of indebtedness at September 2, 2014, pursuant to the Stock Purchase Agreement dated April 5, 2014 between Energen and Laclede (the “Sale”). The net pre-tax proceeds to Energen totaled approximately $1.317 billion. The purchase price is subject to further working capital adjustments following closing.

➢

Repayment of December 2013 Senior Term Loans. As a result of the Sale, Energen is required to repay all outstanding principal and accrued interest on its December 2013 Senior Term Loans. Upon closing of the Sale, a portion of the sale proceeds were used to fund the repayment of the $570 million in outstanding principal under Energen’s December 2013 Senior Term Loans.

➢

Repayment of short term borrowings under the October 2012 Credit Facility Agreement. As a result of the Sale, Energen is required to repay all outstanding short term borrowings and accrued interest drawn under the October 2012 Credit Facility. Upon closing of the Sale, a portion of the sale proceeds were used to fund the repayment of $669 million in outstanding borrowings at June 30, 2014 under the October 2012 Credit Facility Agreement. As discussed below, an additional $81 million of borrowings subsequent to June 30, 2014 were included in the repayment at closing of the Sale.

➢

Execution of September 2014 Credit Facility Agreement. On September 2, 2014, the Company entered into a syndicated senior secured revolving credit facility with initial aggregate lender commitments of $1.5 billion. The Company intends to draw $244 million in borrowings under the September 2014 Credit Facility in order to pay the income taxes payable generated from the Sale.

➢

Election to expense Intangible Drilling Costs. Energen has or will elect, under the allowable provisions of the Internal Revenue Code, to expense intangible drilling costs incurred during 2013 and 2014. This election serves to decrease current income taxes payable generated as a result of the Sale with a corresponding increase to deferred income taxes payable.

➢

Settlement of exploration and production (“E&P”) discontinued operations. Energen settled approximately $5.3 million of post-closing working capital adjustments related to the sale of the Black Warrior Basin and North Louisiana/East Texas properties. The $5.3 million was reflected in Liabilities held for sale as of June 30, 2014.

The historical consolidated financial statements of Energen have been adjusted in these unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact on the consolidated results of Energen.

•

The unaudited pro forma condensed consolidated balance sheet has been prepared to reflect the Transactions as if they occurred on June 30, 2014. Thus, the repayment of $81 million in additional borrowings incurred under the October 2012 Credit Facility Agreement during the period between June 30, 2014 (the date on which this pro forma balance sheet is prepared) and September 2, 2014 (the date of Transaction close) has not been reflected as such borrowings had not been incurred by the Company as of June 30, 2014. These incremental borrowings are required to be repaid as of the Sale.

•

The unaudited pro forma condensed consolidated statements of income for the years ended December 31, 2013, 2012, 2011 and the six months ended June 30, 2014 and 2013 give effect to the Transactions as if they occurred on January 1, 2011. Note that Energen reported Alabama Gas as a discontinued operation in its Form 10-Q for the three and six months ended June 30, 2014 and 2013, thus the results of operations for Alabama Gas are not included in income from continuing operations for these periods. Additionally, in connection with the pending sale transaction of Alabama Gas, the Company has reclassified certain line items in its financial statements in its most recent filing on Form 10-Q to reflect a presentation more closely aligned with its peers in the oil and gas industry.

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and are for informational purposes only. These unaudited pro forma condensed consolidated financial statements do not purport to indicate the results that would actually have been obtained had the Transactions been completed on the assumed date or for the periods presented, or which may be realized in the future. The unaudited pro forma condensed consolidated financial information, including the notes thereto, should be read in conjunction with the historical financial statements of the Company included in its 2013 annual report on Form 10-K and its quarterly report on Form 10-Q for the three and six months ended June 30, 2014.

ENERGEN CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2014

(Dollars in thousands, except share amounts)

		Pro Forma Adjustments
	Energen, as Reported	Disposition of Alabama Gas	Notes	Use of Proceeds and Other	Notes	Pro Forma Total
ASSETS
Current Assets
Cash and cash equivalents	$1,516	$1,339,635	a	$(1,258,334)	a	$82,817
Short term investments	42,000	—		—		42,000
Accounts receivable, net of allowance for doubtful accounts	178,721	—		—		178,721
Inventories	12,541	—		—		12,541
Assets held for sale	1,154,046	(1,154,046)	b	—		—
Deferred income taxes	49,580	—		—		49,580
Derivative instruments	524	—		—		524
Prepayments and other	37,937	—		(3,202)	e	34,735

Total current assets	1,476,865	185,589		(1,261,536)		400,918

Property, Plant and Equipment
Oil and gas properties, successful efforts method
Proved properties	7,273,932	—		—		7,273,932
Unproved properties	170,736	—		—		170,736
Less accumulated depreciation, depletion and amortization	2,030,941	—		—		2,030,941

Oil and natural gas properties, net	5,413,727	—		—		5,413,727

Other property and equipment, net	37,869	—		—		37,869

Total property, plant and equipment, net	5,451,596	—		—		5,451,596

Other postretirement assets	4,592	—		—		4,592
Noncurrent derivative instruments	623	—		—		623
Other assets	48,433	—		3,214	e,i	51,647

TOTAL ASSETS	$6,982,109	$185,589		$(1,258,322)		$5,909,376

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Long-term debt due within one year	$570,000	$—		$(570,000)	e	$—
Notes payable to banks	669,000	—		(669,000)	e	—
Accounts payable	135,416	—		—		135,416
Accrued taxes	21,029	481,208	d	(481,208)	h	21,029
Accrued wages and benefits	26,979	—		(5,096)	i	21,883
Accrued capital costs	92,740	—		—		92,740
Revenue and royalty payable	66,071	—		—		66,071
Liabilities related to assets held for sale	767,131	(761,815)	b	(5,316)	a	—
Derivative instruments	96,213	—		—		96,213
Other	20,159	11,500	c	(11,500)	a	20,159

Total current liabilities	2,464,738	(269,107)		(1,742,120)		453,511

Long-term debt	553,552	—		244,000	e	797,552
Asset retirement obligations	113,087	—		—		113,087
Pension liabilities	51,475	—		—		51,475
Deferred income taxes	848,422	—		243,000	h	1,091,422
Noncurrent derivative instruments	21,705	—		—		21,705
Other long-term liabilities	15,113	—		—		15,113

Total liabilities	4,068,092	(269,107)		(1,255,120)		2,543,865

Commitments and Contingencies
Stockholders’ Equity
Preferred stock, cumulative, $0.01 par value, 5,000,000 shares authorized
Common shareholders’ equity
Common stock, $0.01 par value; 150,000,000 shares authorized	761	—		—		761
Premium on capital stock	558,037	—		564	f	558,601
Retained earnings	2,500,116	454,696	c	(3,927)	j	2,950,885
Accumulated other comprehensive income (loss), net of tax
Unrealized gain on hedges, net	7,304	—		—		7,304
Pension and postretirement plans	(27,642)	—		—		(27,642)
Interest rate swap	(161)	—		161	g	—
Deferred compensation plan	3,270	—		—		3,270
Treasury stock, at cost: 2,978,179 shares and 2,967,999 shares at June 30, 2014 and December 31, 2013, respectively	(127,668)	—		—		(127,668)

Total shareholders’ equity	2,914,017	454,696		(3,202)		3,365,511

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,982,109	$185,589		$(1,258,322)		$5,909,376

See accompanying notes to unaudited pro forma condensed consolidated financial statements

ENERGEN CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2014

(Dollars in thousands, except per share amounts)

	Energen, as Reported	Pro Forma Adjustments	Notes	Pro Forma Total
Operating Revenues
Oil, natural gas liquids and natural gas sales	$706,674	$—		$706,674
Gain (loss) on derivative instruments, net	(138,237)	—		(138,237)
Gain (loss) on sale of assets and other	(1,062)	—		(1,062)

Total operating revenues	567,375	—		567,375

Operating Expenses
Oil, natural gas liquids and natural gas production	132,141	—		132,141
Production and ad valorem taxes	55,373	—		55,373
Depreciation, depletion and amortization	260,464	—		260,464
Exploration	15,389	—		15,389
General and administrative	65,715	—		65,715
Accretion of discount on asset retirement obligations	3,726	—		3,726

Total operating expenses	532,808	—		532,808

Operating income	34,567	—		34,567

Other Income and (Expense)
Interest expense	(15,852)	(2,299)	k	(18,151)
Other income	1,010	—		1,010

Total other income (expense)	(14,842)	(2,299)		(17,141)

Income Before Income Taxes	19,725	(2,299)		17,426
Income taxes	7,232	(776)	l	6,456

Net Income From Continuing Operations	$12,493	$(1,523)		$10,970

Diluted Earnings per Average Common Share
Continuing Operations	$0.17	$—	m	$0.15
Basic Earnings per Average Common Share
Continuing Operations	$0.17	$—	m	$0.15

Diluted Average Common Shares Outstanding	73,031	—	m	73,031
Basic Average Common Shares Outstanding	72,737	—	m	72,737

See accompanying notes to unaudited pro forma condensed consolidated financial statements

ENERGEN CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2013

(Dollars in thousands, except per share amounts)

	Energen, as Reported	Pro Forma Adjustments	Notes	Pro Forma Total
Operating Revenues
Oil, natural gas liquids and natural gas sales	$567,239	$—		$567,239
Gain (loss) on derivative instruments, net	36,288	—		36,288
Gain (loss) on sale of assets and other	(215)	—		(215)

Total operating revenues	603,312	—		603,312

Operating Expenses
Oil, natural gas liquids and natural gas production	125,149	—		125,149
Production and ad valorem taxes	46,879	—		46,879
Depreciation, depletion and amortization	207,336	—		207,336
Exploration	4,953	—		4,953
General and administrative	55,752	—		55,752
Accretion of discount on asset retirement obligations	3,416	—		3,416

Total operating expenses	443,485	—		443,485

Operating income	159,827	—		159,827

Other Income and (Expense)
Interest expense	(20,083)	(2,688)	k	(22,771)
Other income	1,370	—		1,370

Total other income (expense)	(18,713)	(2,688)		(21,401)

Income Before Income Taxes	141,114	(2,688)		138,426
Income taxes	50,273	(922)	l	49,351

Net Income From Continuing Operations	$90,841	$(1,766)		$89,075

Diluted Earnings per Average Common Share
Continuing Operations	$1.26	$—	m	$1.23
Basic Earnings per Average Common Share
Continuing Operations	$1.26	$—	m	$1.23

Diluted Average Common Shares Outstanding	72,329	—	m	72,329
Basic Average Common Shares Outstanding	72,155	—	m	72,155

See accompanying notes to unaudited pro forma condensed consolidated financial statements

ENERGEN CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR YEAR ENDED DECEMBER 31, 2013

(Dollars in thousands, except per share amounts)

	Energen, as Reported	Reversal of Alabama Gas Historical (n)	Pro Forma Adjustments	Notes	Reclassifications (p)	Pro Forma Total
Operating Revenues
Natural gas distribution	$533,338	$(533,338)	$—		$—	$—
Oil and gas production	1,205,312	—	—		(1,205,312)	—
Oil, natural gas liquids and natural gas sales	—	—	—		1,256,317	1,256,317
Gain (loss) on derivative instruments, net	—	—	—		(50,024)	(50,024)
Gain (loss) on sale of assets and other	—	—	—		(981)	(981)

Total operating revenues	1,738,650	(533,338)	—		—	1,205,312

Operating Expenses
Cost of gas	215,455	(215,455)	—		—	—
Operations and maintenance	562,350	(143,138)	5,809	o	(425,021)	—
Depreciation, depletion and amortization	497,381	(43,907)	(598)	o	—	452,876
Taxes, other than income taxes	105,268	(37,070)	86	o	(68,284)	—
Accretion expense	6,995	—	—		(6,995)	—
Oil, natural gas liquids and natural gas production	—	—	—		257,440	257,440
Production and ad valorem taxes	—	—	—		94,101	94,101
Exploration	—	—	—		27,942	27,942
General and administrative	—	—	—		113,822	113,822
Accretion of discount on asset retirement obligations	—	—	—		6,995	6,995

Total operating expenses	1,387,449	(439,570)	5,297		—	953,176

Operating income	351,201	(93,768)	(5,297)		—	252,136

Other Income and (Expense)
Interest expense	(69,200)	15,649	8,472	k	—	(45,079)
Other expense	(375)	1,124	—		(749)	—
Other income	16,803	(15,091)	1,342	o	749	3,803

Total other income (expense)	(52,772)	1,682	9,814		—	(41,276)

Income Before Income Taxes	298,429	(92,086)	4,517		—	210,860
Income taxes	105,282	(34,687)	1,895	l	—	72,490

Net Income From Continuing Operations	$193,147	$(57,399)	$2,622		$—	$138,370

Diluted Earnings per Average Common Share
Continuing Operations	$2.67		$—	m		$1.91
Basic Earnings per Average Common Share
Continuing Operations	$2.67		$—	m		$1.91

Diluted Average Common Shares Outstanding	72,470,622		—	m		72,470,622
Basic Average Common Shares Outstanding	72,317,865		—	m		72,317,865

See accompanying notes to unaudited pro forma condensed consolidated financial statements

ENERGEN CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2012

(Dollars in thousands, except per share amounts)

	Energen, as Reported	Reversal of Alabama Gas Historical (n)	Pro Forma Adjustments	Notes	Reclassifications (p)	Pro Forma Total
Operating Revenues
Natural gas distribution	$451,589	$(451,589)	$—		$—	$—
Oil and gas production	1,089,230	—	—		(1,089,230)	—
Oil, natural gas liquids and natural gas sales	—	—	—		1,006,796	1,006,796
Gain (loss) on derivative instruments, net	—	—	—		84,152	84,152
Gain (loss) on sale of assets and other	—	—	—		(1,718)	(1,718)

Total operating revenues	1,540,819	(451,589)	—		—	1,089,230

Operating Expenses
Cost of gas	142,228	(142,228)	—		—	—
Operations and maintenance	458,084	(141,334)	5,103	o	(321,853)	—
Depreciation, depletion and amortization	385,453	(42,270)	(572)	o	—	342,611
Taxes, other than income taxes	86,801	(32,541)	63	o	(54,323)	—
Accretion expense	6,339	—	—		(6,339)	—
Oil, natural gas liquids and natural gas production	—	—	—		202,287	202,287
Production and ad valorem taxes	—	—	—		75,906	75,906
Exploration	—	—	—		19,356	19,356
General and administrative	—	—	—		78,627	78,627
Accretion of discount on asset retirement obligations	—	—	—		6,339	6,339

Total operating expenses	1,078,905	(358,373)	4,594		—	725,126

Operating income	461,914	(93,216)	(4,594)		—	364,104

Other Income and (Expense)
Interest expense	(65,542)	16,284	(4,761)	k		(54,019)
Other expense	(903)	291	—		612	—
Other income	4,285	(3,005)	977	o	(612)	1,645

Total other income (expense)	(62,160)	13,570	(3,784)		—	(52,374)

Income Before Income Taxes	399,754	(79,646)	(8,378)		—	311,730
Income taxes	144,534	(30,244)	(2,980)	l	—	111,310

Net Income From Continuing Operations	$255,220	$(49,402)	$(5,398)		$—	$200,420

Diluted Earnings per Average Common Share
Continuing Operations	$3.53		$—	m		$2.77
Basic Earnings per Average Common Share
Continuing Operations	$3.54		$—	m		$2.78

Diluted Average Common Shares Outstanding	72,316,214		—	m		72,316,214
Basic Average Common Shares Outstanding	72,119,021		—	m		72,119,021

See accompanying notes to unaudited pro forma condensed consolidated financial statements

ENERGEN CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2011

(Dollars in thousands, except per share amounts)

	Energen, as Reported	Reversal of Alabama Gas Historical (n)	Pro Forma Adjustments	Notes	Reclassifications (p)	Pro Forma Total
Operating Revenues
Natural gas distribution	$534,953	$(534,953)	$—		$—	$—
Oil and gas production	838,160	—	—		(838,160)	—
Oil, natural gas liquids and natural gas sales	—	—	—		883,043	883,043
Gain (loss) on derivative instruments, net	—	—	—		(48,343)	(48,343)
Gain (loss) on sale of assets and other	—	—	—		3,460	3,460

Total operating revenues	1,373,113	(534,953)	—		—	838,160

Operating Expenses
Cost of gas	233,523	(233,523)	—		—	—
Operations and maintenance	398,084	(139,030)	5,264	o	(264,318)	—
Depreciation, depletion and amortization	253,757	(39,916)	(446)	o	—	213,395
Taxes, other than income taxes	88,351	(36,268)	57	o	(52,140)	—
Accretion expense	5,699	—	—		(5,699)	—
Oil, natural gas liquids and natural gas production	—	—	—		159,465	159,465
Production and ad valorem taxes	—	—	—		66,896	66,896
Exploration	—	—	—		12,967	12,967
General and administrative	—	—	—		77,130	77,130
Accretion of discount on asset retirement obligations	—	—	—		5,699	5,699

Total operating expenses	979,414	(448,737)	4,875		—	535,552

Operating income	393,699	(86,216)	(4,875)		—	302,608

Other Income and (Expense)
Interest expense	(44,822)	14,740	(6,670)	k	—	(36,752)
Other expense	(456)	320	—		136	—
Other income	2,206	(2,116)	24	o	(136)	(22)

Total other income (expense)	(43,072)	12,944	(6,646)		—	(36,774)

Income Before Income Taxes	350,627	(73,272)	(11,521)		—	265,834
Income taxes	126,322	(26,670)	(4,168)	l	—	95,484

Net Income From Continuing Operations	$224,305	$(46,602)	$(7,353)		$—	$170,350

Diluted Earnings per Average Common Share
Continuing Operations	$3.10		$—	m		$2.36
Basic Earnings per Average Common Share
Continuing Operations	$3.11		$—	m		$2.36

Diluted Average Common Shares Outstanding	72,332,369		—	m		72,332,369
Basic Average Common Shares Outstanding	72,055,661		—	m		72,055,661

See accompanying notes to unaudited pro forma condensed consolidated financial statements

ENERGEN CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

1.	Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments

The unaudited pro forma condensed consolidated balance sheet adjustments at June 30, 2014 related to the Transactions are as follows:

a)

The pro forma adjustment to Cash and cash equivalents related to the Sale as reflected in the Disposition of Alabama Gas column represents the estimated net sales proceeds of $1.34 billion. This amount represents the gross sale proceeds of $1.6 billion less the purchase price adjustment for debt to be assumed by Laclede of $253 million as of June 30, 2014 and less estimated working capital adjustments of $7.5 million. The estimated working capital adjustments are calculated as if the transaction occurred on June 30, 2014. The actual working capital adjustment on September 2, 2014, the date of close, was approximately $15.6 million, which reduced the purchase price reflected herein by an incremental $8.1 million. This decrease has no impact on the gain on Sale recognized by the Company.

In addition, the net pro forma adjustment of approximately $1.3 million to reduce Cash and cash equivalents as reflected in the Use of Proceeds and Other column is related to the following (in thousands):

Proceeds from September 2014 Credit Facility	$244,000
Repayment of debt	(1,239,000)
Payment of transaction and debt issuance costs (1)	(19,810)
Payment of taxes payable	(238,208)
Payment of post-closing liabilities related to sale of E&P properties (2)	(5,316)

Pro forma adjustment (3)	$(1,258,334)

(1)	$19,810 is composed of $11.5 million in transaction expenses directly related to the sale and $8.3 million in debt issuance costs associated with the September 2014 Credit Facility.
(2)

The Company settled $5.3 million of post-closing working capital adjustments related to the sale of the Black Warrior Basin and North Louisiana/East Texas properties. The $5.3 million was reflected in Liabilities held for sale as of June 30, 2014.

(3)

The pro forma adjustment does not reflect approximately $81 million in incremental borrowings under the October 2012 Credit Facility incurred during the period from June 30, 2014, the date on which this pro forma balance sheet is prepared, through September 2, 2014. These incremental borrowings are required to be repaid upon closing of the Sale.

b)

Reflects the removal of the net assets of Alabama Gas, which were sold in conjunction with the Sale. Note that these assets and liabilities were recorded in Assets held for sale and Liabilities held for sale on the Company’s consolidated balance sheet at June 30, 2014.

c)

The Company estimates that it will recognize a gain on sale, net of taxes, of approximately $455 million; as the unaudited pro forma condensed consolidated statements of income only reflect continuing operations and as the gain is directly attributable to the Transactions and is not expected to have a continuing impact on Energen’s operations, the estimated gain is only reflected in Retained earnings on the unaudited condensed consolidated pro forma balance sheet. The estimated gain on sale is composed of the following (in thousands):

June 30, 2014
Net sales price	$1,339,635
Less: transaction expenses	(11,500)

Proceeds, net of expenses	1,328,135
Less: Book value of net assets sold	(392,231)
Less: Reversal of net deferred tax liabilities	(187,076)

Gain on sale of assets, prior to income tax effect	748,828
Less: Income tax expense	(294,132)

Gain on sale of Alabama Gas, net of taxes	$454,696

d)	As a result of the Sale, the Company recognized approximately $481 million in income tax payable which is comprised of the following:

Reversal of net deferred tax liabilities (1)	$187,076
Current income tax expense (2)	283,132
Tax effect of federal income tax deduction limitation (3)	11,000

Income Tax Payable	$481,208

(1)	Approximately $187 million in current tax expense generated from the reversal of net deferred tax liabilities on Alabama Gas’ balance sheet at June 30, 2014.
(2)

$283 million in current tax expense generated from the gain on sale. Due to Energen’s 338(h)(10) election to account for the sale of Alabama Gas’ stock as a sale of assets, current income tax expense is calculated using the Alabama Gas tax rate of 37.81%. This tax rate has been applied to $748.8 million which represents the pre-tax gain on the sale.

(3)

$11 million income tax effect associated with reduction in the amount of the federal income tax deductions available in computing the state income tax on the gain, which resulted from the Company’s election to expense intangible drilling costs.

e)

As a result of the Sale, the Company will be required to repay all of its outstanding principal and accrued interest on its December 2013 Senior Term Loans, as well as repay all outstanding short-term borrowings under the October 2012 Credit Facility. In connection with the Transactions, the Company will also draw down and borrow $244 million from its September 2014 Credit Facility, which is reflected as a pro forma adjustment to Long-term debt. The adjustment to Long-term debt due within one year is to reflect the repayment of the December 2013 Senior Term Loans in the amount of $570 million. The adjustment to Notes payable to banks is to reflect the repayment of the outstanding principal under the October 2012 Credit Facility in the amount of $669 million.

In conjunction with the September 2014 Credit Facility, the Company incurred approximately $8.3 million of debt issuance costs, which will be capitalized and recognized as Other Assets on the pro forma balance sheet and amortized over the underlying life of the debt instrument.

As a result of the extinguishment of the debt, the Company wrote off approximately $3.2 million of unamortized deferred financing costs associated with the December 2013 Senior Term Loans and October 2012 Credit Facility, which were recorded as Prepayments and other. The unaudited pro forma condensed consolidated statements of income do not reflect the impacts of the write-off of the unamortized deferred financing cost as this is directly related to the Transactions and is not expected to have a continuing impact on Energen’s operations; however, the impact has been reflected in Retained earnings (see footnote (j)).

f)

To reflect the pro forma increase in Premium on capital stock of $0.6 million related to the accelerated vesting of equity awards held by certain Alabama Gas executives, which will vest immediately upon the close of the Sale. The unaudited pro forma condensed consolidated statements of income do not reflect the impacts on General and administrative of an increase of $0.6 million for stock-based compensation as this amount is directly related to the Sale and is not expected to have a continuing impact on Energen’s operations; however, such amount was reflected in Retained earnings (see footnote (j)).

g)

To reflect the pro forma increase in Accumulated other comprehensive income (AOCI) associated with the reclassification of fair value losses on the interest rate swap out of AOCI into earnings as a result of the repayment of the December 2013 Senior Term Loans. The unaudited pro forma condensed consolidated statements of income do not reflect the impacts of this adjustment as this amount is directly related to the Transactions and is not expected to have a continuing impact on Energen’s operations. However, such amount is reflected in Retained earnings (see footnote (j)).

h)	To reflect the reduction in Accrued taxes payable and increase in Deferred income taxes resulting from the Transactions is as follows (in thousands):

Income tax payable – see footnote (d)	$481,208
Election to expense Intangible Drilling Costs (1)	(243,000)

Current income tax payable (2)	$238,208

(1)

The Company has or will elect, under the allowable provisions of the Internal Revenue Code, to expense the intangible drilling costs incurred during 2013 and 2014. This election generates a $243 million reduction in income tax payable and a corresponding increase in deferred tax liabilities.

(2)

This amount reflects the current tax payable net of intangible drilling costs. The Company intends to repay the income tax liability generated from the Sale using the borrowings under the September 2014 Credit Facility. Refer to footnote (a) for detailed use of proceeds related to the Transactions.

i)

In conjunction with the Sale, the Company will make a SERP pension benefit payment in the aggregate amount of $5.1 million to various executives of Alabama Gas. These payments are expected to be made from the Company’s Rabbi Trust which is reflected as an Other asset on the consolidated balance sheet. As such, a pro forma adjustment was recorded to reduce Other assets and Accrued wages and benefits to reflect such payments.

j)	The unaudited pro forma adjustment to Retained earnings is calculated as follows (in thousands):

Write-off of deferred financing fees – footnote (e)	$(3,202)
Acceleration of share based compensation expense – footnote (f)	(564)
Reclassification of AOCI to earnings on interest rate swap – footnote (g)	(161)

Net adjustment	$(3,927)

2.	Unaudited Pro Forma Condensed Consolidated Statement of Income Adjustments

The unaudited condensed consolidated pro forma statement of income adjustments for the six months ended June 30, 2014 and 2013 and the fiscal years ended December 31, 2013, 2012, and 2011 related to the Transaction are as follows:

k)

On a pro forma basis, the Company has used approximately $1.2 billion of proceeds from the Sale to repay in full the outstanding $570 million of its December 2013 Senior Term Loans as well as repay in full the outstanding $669 million in short term borrowings under its October 2012 Credit Facility. Also, in connection with the Transactions, the Company is expected to incur additional debt of approximately $244 million under the Company’s September 2014 Credit Facility, which has a variable interest rate. For the purposes of these pro forma financial statements the Company has used an assumed rate of 1.75% which is equal to the base interest rate of 1.50% per the Credit Agreement plus the 3-month LIBOR of an estimated .25%. In addition, the Company expects to pay approximately $8.3 million in debt issuance costs associated with the execution of the September 2014 Credit Facility; and will write off approximately $3.2 million of unamortized debt issuance costs. For purposes of these pro forma financial statements, the $8.3 million in debt issuance costs is amortized on a straight-line basis over the term of the September 2014 Credit Facility, which is 5 years. See footnote (e).

The net adjustment to interest expense as a result of the Transactions is as follows (in thousands):

	Six Months ended June 30,		Years ended December 31,
	2014	2013	2013	2012	2011
December 2013 Senior Term Loan interest expense (1)	$—	$—	$(604)	$—	$—
Amortization of issuance costs on December 2013 Senior Term Loans	$(389)	$—	$(32)	$—	$—
October 2012 Credit Facility interest expense (1)	$—	$—	$(13,211)	$(1,693)	$—
Amortization of issuance costs on October 2012 Credit Facility	$(647)	$(647)	$(1,295)	$(216)	$—
Estimated interest expense on September 2014 Credit Facility (1.75%) (2)	$2,135	$2,135	$4,270	$4,270	$4,270
Estimated amortization of issuance costs on September 2014 Credit Facility	$1,200	$1,200	$2,400	$2,400	$2,400

Net pro forma increase/(decrease) in interest expense	$2,299	$2,688	$(8,472)	$4,761	$6,670

(1)

Interest expense on the December 2013 Senior Term Loans and October 2012 Credit Facility has been reported in net income from discontinued operations for the six months ended June 30, 2014 and 2013 within the unaudited statements of income included in the Company’s quarterly report on Form 10-Q.

(2)	The September 2014 Credit Facility constitutes variable interest rate debt. A change of 1/8% (12.5 basis points) in the interest rates would result in a $0.3 million change in annual interest expense

l)

Income tax expense related to the effects of footnotes (k) and (o) has been calculated utilizing the appropriate income tax rates for Energen (35%) and Alabama Gas (37.81%) for each respective period. The resulting effective tax rate when income tax expenses are combined may vary from individual income tax rate for each adjustment.

m)	The calculations of pro forma basic and diluted earnings per share for the respective periods presented are as follows (in thousands except per share amounts):

	Six Months ended June 30,		Years ended December 31,
	2014	2013	2013	2012	2011
Basic and diluted earnings per share
Numerator:
Pro forma net income from continuing operations	$10,970	$89,075	$138,370	$200,420	$170,350

Denominator:
Diluted Average Common Shares Outstanding	73,031	72,329	72,471	72,316	72,332
Basic Average Common Shares Outstanding	72,737	72,155	72,318	72,119	72,056

Diluted Earnings per Average Common Share	$0.15	$1.23	$1.91	$2.77	$2.36
Basic Earnings per Average Common Share	$0.15	$1.23	$1.91	$2.78	$2.36

The Company’s basic earnings per share amounts have been computed based on the weighted average number of common shares outstanding. Diluted earnings per share amounts reflect the assumed issuance of common shares for all potentially dilutive securities. No adjustments have been made to the historical weighted-average shares outstanding used in the computation of either basic and diluted earnings-per-share in the respective period as it is expected that no change in actual shares outstanding of the Company will result from the Transactions.

n)	This column reflects the elimination of the operating results of Alabama Gas as reported in the Company’s Annual Reports on Form 10-K for the years ended 2013, 2012, and 2011.

o)	These pro forma adjustments reflect the following:
•

The pro forma adjustment to Operations and maintenance represents the net adjustment related to operating costs that the Company is expected to continue to incur after the Sale. Historically, these amounts were reflected in the operating results of Alabama Gas, and include items such as corporate overhead allocations and compensation and benefits of shared service employees.

•

The pro forma adjustment to Depreciation depletion and amortization represents the net expense that Alabama Gas charged the Company for usage of property and equipment. Upon completion of the Sale, the Company will no longer incur such charges; therefore, a pro forma adjustment has been made to eliminate the historical expense.

•

The pro forma adjustment to Taxes other than income taxes represents the net adjustment related to employer payroll taxes that the Company is expected to continue to incur after the Sale. Historically, these amounts were reflected in the operating results of Alabama Gas, and relate to shared service employees that will remain employed with the Company after the Sale.

•

The pro forma adjustment to Other income represents income recognized on certain non-qualified deferred compensation plan assets that the Company is expected to continue to incur after the Sale. Historically, these amounts were reflected in the operating results of Alabama Gas.

p)

In connection with the pending sale transaction of Alabama Gas, the Company has reclassified certain line items in its financial statements in its most recent filing on Form 10-Q to reflect a presentation more closely aligned with its peers in the oil and gas industry. The adjustments in this column reflect the reclassifications of certain line items to conform the income statements to the Company’s current quarter presentation in the most recently filed Form 10-Q.